                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT




We consent to incorporation by reference in the registration statement (No. 333-41847) on Form S-8 and the registration statement (No. 333-84760) on Form S-8 and the registration Statement (No. 333-35284) on Form S-3 of Interactive Systems Worldwide Inc. (formerly International Sports Wagering Inc.) of our report dated October 11, 2002 with respect to the financial statements of Global Interactive Gaming Limited included in the Current Report on Form 8-K dated October 15, 2002 of Interactive Systems Worldwide Inc. filed with the Securities and Exchange Commission.



By:   /s/ Baker Tilly
      ----------------------
         Baker Tilly


London, England
October 15, 2002